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CONTACTS:

NORRIS BATTIN                                 ANTHONY D. GALLEY
THE COOPER COMPANIES, INC.                    ASPECT VISION CARE, LTD.
888-822-2660                                  +44 1703 353900
714-673-4299                                  AGALLEY@aspect-vision.co.uk
nbattin@usa.net

FOR IMMEDIATE RELEASE

                  COOPER COMPANIES SIGNS LETTER OF INTENT TO ACQUIRE
                                  ASPECT VISION CARE


        IRVINE, Calif., and Southampton, England, September 3, 1997 - The Cooper Companies, Inc. (NYSE:COO) and Aspect Vision Care, Ltd. announced today that the two companies have signed a non-binding letter of intent for Cooper to acquire substantially all of Aspect Vision Care.


        Aspect Vision Care, a privately-held manufacturer of high-quality contact lenses, markets primarily in the United Kingdom and other European countries. Aspect Vision will become a subsidiary of CooperVision, Inc., the Company's contact lens business, and continue to operate under its current name and management, who will retain an equity stake in the new business. The Company estimates that Aspect Vision's revenues in its first full year with CooperVision will be approximately $45 to $50 million.

        Completion of the acquisition is subject to execution of a definitive agreement containing customary conditions and approval by both boards of directors and the shareholders of Aspect Vision. The acquisition is expected to close during Cooper's first fiscal quarter ending January 31, 1998. Terms were not announced.


                                  (more, more)

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        Aspect Vision is known for its high-quality lenses featuring exceptional comfort, handling characteristics and range of fit, and its patented UltraSYNC'tm' manufacturing system, especially in relation to disposable spherical contact lenses used to correct commonly occurring visual defects. CooperVision is a leading supplier of specialty lenses, particularly toric lenses to correct astigmatism, a defect in the shape of the cornea that causes distorted vision.

        "Aspect Vision Care would provide CooperVision with an ideal platform to launch our specialty lens product line into the European market," said A. Thomas Bender, chief executive officer of the Company and president of CooperVision. We both approach the market with the same philosophy, emphasizing high quality products and customer service, so the fit should be excellent." Over the past three years, Aspect Vision has achieved compounded revenue growth of approximately 55 percent.

        Bender added, "Aspect has a strong, well-established franchise, extensive manufacturing expertise and an outstanding management with many years of experience in the contact lens business. As CooperVision's business is predominantly in North America, the geographic fit for both companies is ideal. CooperVision would be able to offer Aspect's full range of traditional and frequent replacement products to practitioners in selected market niches in our dominant territories and Aspect would be able to offer CooperVision's torics in theirs."

        CooperVision's fiscal 1996 revenue was $48.9 million. Through nine-months of 1997, its sales have increased year to year 28% to $44.9 million. Toric lenses to correct astigmatism accounted for more than half of CooperVision's sales during this period.

        Together, Aspect Vision and CooperVision will form the only contact lens company in the world able to produce lenses from the three major contact lens manufacturing technologies: cast molding, precision lathing and CooperVision's proprietary combination of lathing and molding called FIPS'tm'. With this complete range of technologies, CooperVision will be able to offer their customers a wide range of lenses and wearing cycles to meet the needs of most contact lens patients.
                                 (more, more)


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        Statements in this press release that are not based on historical fact may be "forward-looking statements" within the meaning of the Private
Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of forward-looking terminology such as "may", "will", "expect", "estimate", "anticipate", "continue" or similar terms. Certain statements in the Company's periodic and other filings with the Securities and Exchange Commission, including all statements under the headings "Risk Factors" and "Recent Developments" in the Prospectus and Prospectus Supplement for the Company's common stock attached as an exhibit to Form 8-K filed July 23, 1997, constitute cautionary statements identifying important factors that could cause actual results to differ materially from those contained in the forward-looking statements. Additional factors that could cause or contribute to differences include: major changes in business conditions and the economy in general; loss of key members of senior management; new competitive inroads; costs to integrate acquisitions; decisions to invest in research and development and other start-up projects; dilution to earnings per share associated with acquisitions or stock issuance; regulatory issues; unexpected changes in reimbursement rates and payor mix; costs associated with debt restructuring; unforeseen litigation and decisions to divest businesses. Future results are also dependent on each subsidiary of the Company meeting specific objectives. The combination with Aspect Vision will depend on consummation of the transaction and Aspect meeting its business objectives.

        The Cooper Companies, Inc. and its subsidiaries develop, manufacture and market specialty healthcare products and services. Corporate offices are located in Irvine and Pleasanton, Calif. CooperVision, Inc., headquartered in Irvine, Calif., with manufacturing facilities in Huntington Beach, Calif., Rochester, N. Y., and Toronto, markets a broad range of contact lenses for the vision care market. CooperSurgical, Inc., headquartered in Shelton, Conn., markets diagnostic and surgical instruments, equipment and accessories for the gynecological market. Hospital Group of America, Inc. provides psychiatric services through hospitals in New Jersey, Delaware, Illinois and Indiana and satellite locations near these facilities.

        NOTE: A toll free interactive telephone system at 1-800-334-1986 provides stock quotes, recent press releases and financial data for The Cooper Companies. Cooper's World Wide Web address is www.coopercos.com. Aspect Vision Care can be found at www.aspect-vision.co.uk.

                                      -30-


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CONTACT:

Norris Battin
The Cooper Companies, Inc.
888-822-2660
714-673-4299
nbattin@usa.net

FOR IMMEDIATE RELEASE

            COOPER COMPANIES COMMENTS ABOUT PROPOSED ASPECT VISION
                              ACQUISITION


        IRVINE, Calif., September 3, 1997 - The Cooper Companies, Inc. (NYSE:COO) said today that its recently announced proposed acquisition of Aspect Vision, Ltd., a British contact lens manufacturer, is expected to be nondilutive during Aspect's first 12 months as part of Cooper and highly accretive in the longer term.

        Statements in this press release that are not based on historical fact may be "forward-looking statements" within the meaning of the Private
Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of forward-looking terminology such as "may", "will", "expect", "estimate", "anticipate", "continue" or similar terms. Certain statements in the Company's periodic and other filings with the Securities and Exchange Commission, including all statements under the headings "Risk Factors" and "Recent Developments" in the Prospectus and Prospectus Supplement for the Company's common stock attached as an exhibit to Form 8-K filed July 23, 1997, constitute cautionary statements identifying important factors that could cause actual results to differ materially from those contained in the forward-looking statements. Additional factors that could cause or contribute to differences include: major changes in business conditions and the economy in general; loss of key members of senior management; new competitive inroads; costs to integrate acquisitions; decisions to invest in research and development and other start-up projects; dilution to earnings per share associated


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with acquisitions or stock issuance; regulatory issues; unexpected changes in reimbursement rates and payor mix; costs associated with debt restructuring; unforeseen litigation and decisions to divest businesses. Future results are also dependent on each subsidiary of the Company meeting specific objectives. The combination with Aspect Vision will depend on consummation of the transaction and Aspect meeting its business objectives.

        The Cooper Companies, Inc. and its subsidiaries develop, manufacture and market specialty healthcare products and services. Corporate offices are located in Irvine and Pleasanton, Calif. CooperVision, Inc., headquartered in Irvine, Calif., with manufacturing facilities in Huntington Beach, Calif., Rochester, N.Y., and Toronto, markets a broad range of contact lenses for the vision care market. CooperSurgical, Inc., headquartered in Shelton, Conn., markets diagnostic and surgical instruments, equipment and accessories for the gynecological market. Hospital Group of America, Inc. provides psychiatric services through hospitals in New Jersey, Delaware, Illinois and Indiana and satellite locations near these facilities.

        NOTE: A toll free interactive telephone system at 1-800-334-1986 provides stock quotes, recent press releases and financial data for The Cooper Companies. Cooper's World Wide Web address is www.coopercos.com. Aspect Vision Care can be found at www.aspect-vision.co.uk.


                                        --30--



                     STATEMENT OF DIFFERENCES

The trademark symbol shall be expressed as..........................   'tm'


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